Exhibit 4.4

THIS SUPPLEMENTAL AGREEMENT is entered into on December 26, 2018

BETWEEN:

(1)

Fundament Limited (“Fundament”), a company incorporated in Hong Kong Special Administrative Region of PRC, in accordance with the law thereof with the domicile at Flat G Floor 7 Mega Cube, 8 Wangkwong Road, Kowloon Bay, Kowloon, Hong Kong;

(2)	Xu He, the sole owner and director of Fundament, a natural person with the PRC citizenship, with his domicile at Apt. 1603 No. 25 Court, 206 West Xingang Road, Haizhu District, Guangzhou, PRC;

(3)

Dawnlight Limited (“Dawnlight”), a company incorporated in Hong Kong Special Administrative Region of PRC, in accordance with the law thereof with the domicile at Flat G Floor 7 Mega Cube, 8 Wangkwong Road, Kowloon Bay, Kowloon, Hong Kong; and

(4)	Qin Wu, the sole owner and director of Dawnlight, a natural person with the PRC citizenship, with her domicile at Apt. 1004, No. 39 2nd Xiaonan Street, Haizhu District, Guangzhou, PRC.

(each as a “Party”, and together, the “Parties”)

WHEREAS the Parties entered into a unanimous shareholder agreement dated July 5th, 2017 (the “Unanimous Shareholder Agreement”).

NOW IT IS HEREBY AGREED as follows:

1.	This Supplemental Agreement is supplemental to and shall be read as one with the Unanimous Shareholder Agreement.

2.	Capitalized terms used in this Supplemental Agreement without definition shall take the same meanings as ascribed thereto in the Unanimous Shareholder Agreement.

3.	Save to the extent set out in this Supplemental Agreement, the provisions of the Unanimous Shareholder Agreement continue to apply.

4.	The Unanimous Shareholder Agreement is hereby amended by inserting the following paragraph after paragraph F of the agreements reached by the Parties:

“G. This Agreement shall be governed by and interpreted according to the laws of British Virgin Islands.”

5.	This Supplemental Agreement shall be governed by and interpreted according to the laws of British Virgin Islands.

For and on Behalf of
Fundament Limited

Signature:	/s/ Xu He
Director

For and on Behalf of
Dawnlight Limited

Signature:	/s/ Qin Wu
Director

Signature:	/s/ Xu He
Xu He

Signature:	/s/ Qin Wu
Qin Wu